Exhibit No. 4(b)

                               Amended and Restated
                              Trust Agreement Between


                         Associates First Capital Corporation

                                       And

                          Fidelity Management Trust Company





                         ASSOCIATES FIRST CAPITAL CORPORATION

                      RETIREMENT SAVINGS AND PROFIT SHARING PLAN

                                      TRUST


                             Dated as of December 1, 1989

                           TABLE OF CONTENTS

 Section                                                          Page
   1     Trust                                                      2

   2     Exclusive Benefit and Reversion of AFCC Contributions      2

   3     Disbursements                                              3

   4     Investment of Trust                                        4

   5     Record keeping to be Performed                            17

   6     Compensation and Expenses                                 19

   7     Directions and Indemnification                            19

   8     Resignation or Removal of Trustee                         21

   9     Successor Trustee                                         21

  10     Termination                                               22

  11     Resignation, Removal, and Termination Notices             22

  12     Duration                                                  23

  13     Amendment or Modification                                 23

  14     General                                                   23

  15     Governing Law                                             25


Schedules
- ----------
A. Recordkeeping Services
B. Fee Schedule
C. Investment Options
D. Administrator's Authorization Letter
E. Committee's Authorization Letter
F. Opinion of Counsel
G. Existing GICs

     AMENDED AND RESTATED TRUST AGREEMENT, dated as of the 1st day of December, 1989, between Associates First Capital Corporation, a Delaware corporation ("AFCC") and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").
WITNESSETH:
     WHEREAS, AFCC is the sponsor of the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan"); and
     WHEREAS, AFCC wishes to establish a trust to hold and invest plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and
     WHEREAS, the Committee of the Plan (the "Committee") is the named fiduciary of the Plan (within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974! as amended ("ERISA")); and
     WHEREAS, Associates Corporation of North America (A Texas Corporation) (the "Administrator") is the administrator of the Plan (within the meaning of Section 3(16)(A) of ERISA); and
     WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options approved by the Committee; and
     WHEREAS, AFCC wishes to have the Trustee perform certain ministerial recordkeeping functions under the Plan; and
     WHEREAS, the Trustee is willing to perform recordkeeping services for the Plan if the services are purely ministerial in nature and are provided within a framework of policies, interpretations, rules, practices, and procedures conveyed in writing to the Trustee by the Administrator.
     WHEREAS, AFCC and Fidelity Management Trust Company entered into a Trust Agreement as of December 1, 1989 and the parties wish to amend and restate the Trust Agreement as of December 1, 1989; and NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, AFCC and the Trustee agree as follows:
     Section 1. Trust. AFCC hereby establishes the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan Trust (the "Trust"), with the Trustee. The Trust shall consist of an initial contribution of money and other property acceptable to the Trustee (the transferred investments referred to in Section 4(c)) made by AFCC or transferred from a previous trustee under the Plan or a predecessor plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.
     Section 2. Exclusive Benefit and Reversion of AFCC Contributions.
     (a) Except as provided in paragraphs (b), (c) and (d) of this Section, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the

Plan ("Participants") or their beneficiaries prior to the satisfaction of all liabilities with respect to the Participants and their beneficiaries.
  (b) In the case of contributions made by AFCC prior to the receipt of an initial favorable determination letter from the Internal Revenue Service with respect to the Plan, AFCC may direct the Trustee to return to AFCC those contributions and all earnings thereon within one year after the Internal Revenue Service refuses in writing to issue such a letter.
     (c) In the case of any portion of a contribution made by AFCC by a mistake of fact, AFCC may direct the Trustee to return to AFCC that portion of the contribution within one year after the payment of that portion of the contribution.
     (d) In the case of any portion of a contribution made by AFCC and disallowed by the Internal Revenue Service as a deduction under Section 404 of the Internal Revenue Code of 1986, AFCC may direct the Trustee to return to AFCC that portion of the contribution within one year after the Internal Revenue Service disallows the deduction in writing.
     (e) Earnings attributable to the contributions returnable under paragraph (c) or (d) shall not be returned to AFCC, and any losses attributable to those contributions shall reduce the amount returned.
Section 3. Disbursements.
     (a) The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. Disbursements shall be made within ten (10) business days of receipt from the Administrator of such direction. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise, except for the amount of the disbursement and the accuracy of the account balance.
(b) The Trustee shall not be required to make any cash disbursement in excess of the net realizable value of the assets of the Trust at the time of said disbursement. The Trustee shall not be required to make any disbursement until it has received a written direction from the Administrator. As to a cash distribution, the written direction shall specify the assets to be converted to cash for the purpose of making such disbursement.
     Section 4. Investment of Trust.
     (a) The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.
     (b) The Committee shall, from time to time, direct the Trustee as to what investment options shall be available for Participants to invest in, subject to the following limitations. Except as provided in Subsection (c) below, the Committee may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company, (ii) notes evidencing loans to Participants in accordance with the terms of the Plan, and (iii) collective investment funds maintained by the Trustee for qualified plans; provided, however, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans.

     (c) In addition to the investment options designated in Subsection (b) above, the Committee hereby directs the Trustee to maintain and administer until fully liquidated (i) guaranteed investment contracts resulting from a transfer of assets from a predecessor trustee or investment manager, which contracts are transferred to or issued in the name of the Trustee and are specifically identified on Schedule "G" attached hereto ("Existing GIC's") and (ii) equity securities ("Paramount Stock") of Paramount Communications Inc. ("Paramount") which are publicly traded and which are transferred from the Paramount Savings Plan to the Trustee. Each Participant's allocable share of these transferred investments ("Transferred Investments") shall initially be determined by such Participant's allocable share under the Paramount Savings Plan immediately prior to the transfer of the Existing GIC's and Paramount Stock to the Trustee. No Participant shall be permitted to place additional monies in the Transferred Investments under the Plan. Proceeds resulting from the sale, redemption or maturity of the Transferred Investments (including proceeds received in a tender offer) shall be allocated to the accounts of the applicable Participants and invested in other investment options in accordance with each Participant's last effective election. These Transferred Investments shall be subject to the following:
          (i) The Existing GIC's shall be held by the Trustee subject to the direction of the Committee, it being expressly understood that such direction is given in accordance with Section 403(a) of ERISA.
          (ii) Participants shall be permitted to direct the Trustee to sell Paramount Stock allocated to such Participant's account on a weekly basis by use of the telephone exchange system referred to in (d) below. Directions to sell shall be cumulated on a weekly basis so that directions received after 4:00 P.M. Boston, Massachusetts time each Thursday and before 4:00 P.M. Boston, Massachusetts time the following Thursday shall be executed on the immediately following Friday, provided that if such Friday is not a business day, then on the next succeeding business day; provided further, that no more than 75,000 shares of Paramount Stock shall be sold on any one business day, that any excess shares of Paramount Stock shall be sold on the next succeeding consecutive business day(s) and that each Participant selling shares in a given week shall receive the average price for Paramount Stock for the total shares for which directions to sell were given during such week; provided further, that any shares of Paramount Stock remaining after a period of time established by AFCC, shall be sold on the next business day(s), subject to the 75,000 shares per day maximum. Participants terminating between October 31, 1989 and March 31, 1990 and individuals terminating prior to October 31, 1989 who have account balances, shall have the Paramount Stock allocable to their accounts, if any, distributed in kind pursuant to written direction from the Administrator.
     (d) Each Participant, as provided in the Plan, shall direct the Trustee in which investment option(s) to invest the amounts in the Participant's individual accounts. If agreed to by AFCC and the Trustee, such directions may be made by Participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. Any direction made by a Participant using the telephone exchange system under this Section 4(d) or under
Section 4(c) shall be treated as a proper direction made in writing for purposes of Section 7 hereafter on which the Trustee may be entitled to rely if the Trustee follows its standard procedures for confirming the identity of the parties and the transactions to be executed. Such investments (or exchanges among investment options) shall be made on the same business day that the Trustee receives a proper direction and monies if received before 4:00 P.M. Boston, Massachusetts time; if received after 4:00 P.M. Boston, Massachusetts time, the investments shall be made the following business day. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of Fidelity Retirement Money Market Portfolio until the Trustee receives a proper direction. In addition, contributions the Trustee receives from AFCC on other than a valuation date shall be invested in the securities of that investment company until the following valuation date. For purposes of this Section 4(d), "valuation date" shall mean any date on which the securities and financial markets are open. Any assets allocable to Participants accounts hereunder received from a predecessor trustee (and, if applicable, proceeds from the sale, redemption or liquidation of Transferred Investments, including payment received pursuant to a tender offer) shall be invested in the securities of Fidelity Retirement Money Market Portfolio until a full reconciliation of all assets allocable to Participant accounts has been made, at which time such assets shall then be invested in other investment options in accordance with the applicable Participant's last effective election.
     (e) Trust investments in Paramount Stock shall be subject to the following limitations:
          (i) Acquisition Limit. Pursuant to the Plan, the Trust may remain invested in Paramount Stock to the extent necessary to comply with investment directions under Section 4(c) of this Agreement.
          (ii) Committee Duty. The Committee shall continually monitor the suitability under the fiduciary duty rules of Section 404(a)(1) of ERISA (as modified by Section 404(a)(2) of ERISA) of acquiring and holding Paramount Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Committee with respect to the acquisition and holding of Paramount Stock, unless it is clear on the direction's face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.
          (iii) (A) Execution and Purchases and Sales. The Trustee shall sell Paramount Stock on the open market to effect sales directed by Participants in accordance with Section 4(c)(iii). If the market is closed on the day sales of Paramount Stock are otherwise to occur, such sales shall be made on the next following day that the market is open. Such general rules shall not apply in the following circumstances:
               (1) If the Trustee is unable to determine the number of shares required to be sold on such day; or
               (2) If the Trustee is unable to sell the total number of shares required to be sold on such day as a result of market conditions; or
               (3) If the number of shares to be sold on such day exceeds one-third (1/3) of the average number of shares sold during the nine (9) preceding business days as determined by reference to the Bridge Trading Systems; or
                (4) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from selling any or all of the shares required to be sold on such day.
     In the event of the occurrence of the circumstances described in (1),
(2) or (4) above, the Trustee shall sell such shares as soon as possible thereafter and shall determine the price of such sales to be the average sales price of all such shares sold, respectively. In the event of the occurrence of the circumstances described in (3) above, the Trustee shall advise the Committee of such occurrence and shall request the Committee to further direct the Trustee as to the procedures to be followed in making the required sales.
          (B) Securities Law Reports. The Committee shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Paramount Stock, including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop sales of Paramount Stock pending the filing of any report. The Trustee shall provide to the Committee such information on the Trust's ownership of Paramount Stock as the Committee may reasonably request in order to comply with Federal or state securities laws.
     (iv) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section 4(d)(iv) shall govern the voting and tendering of Paramount Stock.
         (A) Voting.
             (1) The Administrator shall use its best efforts to (i) procure and provide to the Trustee final proxy solicitation materials sent by the issuer of Paramount Stock, as soon as the same is available to AFCC and (ii) at the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Paramount Stock, cause a copy of the notice and all proxy solicitation materials to be sent to each Plan Participant, together with a voting instruction form prepared by the Trustee to be returned to the Trustee or its designee. The form prepared by the Trustee shall show the Participant's name, the number of full and fractional shares of Paramount Stock credited to the Participant's accounts and other relevant information needed by the Trustee to identify the Participant and shall be provided to the Administrator in such time to allow the Administrator to meet its obligations hereunder. For purposes of this Section 4(e)(iv), the number of shares of Paramount Stock deemed "credited" to the Participant's accounts shall be determined as of the last preceding valuation date for which an allocation has been completed and Paramount Stock has actually been credited to Participants' accounts. The Administrator shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.
              (2) Each Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Paramount Stock credited to the Participant's accounts. Directions from a Participant to the
Trustee concerning the voting of Paramount Stock shall be communicated in writing, or by Datagram or similar means; these directions shall be held in confidence by the Trustee and shall not be divulged to the Administrator or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Paramount Stock as directed by the Participant. The Trustee shall not vote shares of Paramount Stock credited to a Participant's accounts for which it has received no directions from the Participant.
               (3) The Trustee shall vote that number of shares of Paramount Stock not credited to Participants' accounts which is determined by multiplying the total number of shares not credited toe Participants' accounts by a fraction, the numerator of which is the number of shares of Paramount Stock credited to Participants' accounts for which the Trustee received voting directions from Participants and the denominator of which is the total number of shares of Paramount Stock credited to Participants' accounts. The Trustee shall vote those shares of Paramount Stock not credited to Participants' accounts which are to be voted by the Trustee pursuant to the foregoing formula in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting directions from Participants. The Trustee shall not vote the remaining shares of Paramount Stock not credited to Participants' accounts.
          (B) Tender Offers.
              (1) Upon becoming aware of a tender offer for any securities held in the Trust that are Paramount Stock, the Administrator shall utilize its best efforts to distribute or cause to be distributed to the Participant the same information that is distributed to shareholders of the issuer of Paramount Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether or not to tender the Paramount Stock credited to the Participant's accounts. The Administrator shall provide the Trustee with a copy of any material provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.
               (2) Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Paramount Stock credited to the Participant's accounts. Directions from a Participant to the Trustee concerning the tender of Paramount Stock shall be communicated in writing, or by Datagram or such similar means as is agreed upon by the Trustee and AFCC under the preceding paragraph. The Trustee shall tender or not tender shares of Paramount Stock as directed by the Participant. The Trustee shall not tender shares of Paramount Stock credited to a Participant's accounts unless it has received directions from the Participant.
               (3) The Trustee shall tender that number of shares of Paramount Stock not credited to Participants' accounts which is determined by multiplying the total number of shares of Paramount Stock not credited to Participants' accounts by a fraction, the numerator of which is the number of shares of Paramount Stock credited to Participants' accounts for which the Trustee has received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of Paramount Stock credited to Participants' accounts.
               (4) A Participant who has directed the Trustee to tender some or all of the shares of Paramount Stock credited to the Participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender officer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Paramount Stock not credited to Participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Paramount Stock that would be tendered under Section 4(d)(iv)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Paramount Stock not credited to Participants' accounts necessary to reduce the amount of tendered Paramount Stock not credited to Participants' accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.
(5) A direction by a Participant to the Trustee to tender shares of Paramount Stock credited to the Participant's accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Paramount Stock tendered from that account.
          (v) Shares Credited. For all purposes of this Section 4, the number of shares of Paramount Stock deemed "credited" to a Participant's accounts shall be determined as of the last preceding valuation date for which an allocation has been completed and Paramount Stock has actually been credited to Participants' accounts.
          (vi) General. With respect to all rights relating to ownership of a share of Paramount Stock other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Paramount Stock credited to a Participant's accounts, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Committee. The Trustee shall have no duty to solicit directions from Participants. With respect to all rights other than the right to vote and the right to tender, in the case of Paramount Stock not credited to Participants' accounts, the Trustee shall follow the directions of the Committee.
          (vii) Conversion. All provisions in this Section 4 shall also apply to any securities received as a result of a conversion of Paramount Stock.
     (f) At the time of mailing of notice of each annual or special stockholders' meeting of any investment company, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the investment company credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant. The Trustee shall have no duty to solicit directions from Participants.
     (g) (i) The Trustee shall not be liable for any loss or breach which arises from any Participant's exercise or non-exercise of rights under this Section 4 over the assets in the Participant's accounts.
          (ii) The Trustee shall not be liable for any loss or breach which arises from the Committee's exercise or non-exercise of rights under this Section 4, unless it was clear on the direction's face that the actions to be taken under the Committee's direction were prohibited by the fiduciary duty rules of Section 404(a) ERISA or were contrary to the terms of the Plan or this Agreement.
     (h) The Trustee shall have the following powers and authority:
          (i) Subject to paragraphs (b), (c) and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.
          (ii) Subject to paragraphs (b), (c) and (d), to invest in guaranteed investment contracts and short term investments
(including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and-in collective investment funds maintained by the Trustee for qualified plans in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by AFCC and the provisions thereof incorporated as part of this Trust as long as the fund remains exempt from taxation under
Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.
          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.
          (iv) To keep that portion of the Trust in cash or cash balances as the Committee or Administrator may, from time to time, deem to be in the best interest of the Trust.
          (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.
          (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits or legal or administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by AFCC.
          (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by AFCC.
          (viii) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.
     Section 5. Recordkeeping to be performed.
     (a) The Trustee shall perform only the recordkeeping services set forth on Schedule "A" attached hereto and made a part hereof, as amended from time to time, and only within a framework of policies, interpretations, rules, practices, and procedures that the Administrator shall provide in writing to the Trustee.
     (b) The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 9 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date.
Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which AFCC shall within such six (6) month period file with the Trustee written objections.
     (c) All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to AFCC, in the format regularly provided to the Administrator, a statement of each Participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at AFCC's expense.
     (d) Any failure of the Trustee to provide the recordkeeping services set forth in this Section 5 shall be excused to the extent caused by AFCC's failure to deliver to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with an opinion of counsel substantially in the form of Schedule "F", or on the Administrator failing to provide the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping services and such other information as the Trustee may reasonably request.
     (e) The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law including, without limitation, such disclosures as may be required under federal or state truth-in-lending laws with regard to Participant loans.
     Section 6. Compensation and Expenses. Within thirty (30) days of receipt of the Trustee's quarterly bill, which shall be computed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, AFCC shall send to the Trustee a payment in such amount unless contesting such amount in good faith. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan Participants' accounts.
     Section 7. Directions and Indemnification.
     (a) The Trustee shall be fully protected in relying on the fact that the Committee and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as AFCC may notify the Trustee in writing.
     (b) Except as provided by ERISA, whenever the Administrator provides a direction-to the Trustee, the Trustee shall not be liable for any loss or breach arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator (see Schedule "D"), provided the Trustee reasonably believes the signature of the individual to be genuine. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.
     (c) Whenever the Committee or AFCC provides a direction to the Trustee, the Trustee shall not be liable for any loss or breach arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Committee (see Schedule "E") and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.
     (d) In any other case, the Trustee shall not be liable for any loss or breach arising from any act or omission of another fiduciary under the Plan except as provided in Section 405(a) of ERISA.
     (e) AFCC shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence or bad faith.
     (f) The provisions of this Section 7 shall survive the termination of this Agreement.
     Section 8. Resignation or Removal of Trustee.
     (a) The Trustee may resign at any time upon sixty (60) days' notice in writing to AFCC, unless a shorter period of notice is agreed upon by AFCC.
     (b) AFCC may remove the Trustee at any time upon sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.
     Section 9. Successor Trustee.
     (a) If the office of Trustee becomes vacant for any reason, AFCC may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.
     (b) When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by AFCC or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.
     (c) Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall upon consummation of the transaction, become the successor trustee under this Agreement.
     Section 10. Termination. This Agreement may be terminated at any time by AFCC upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as AFCC shall designate, all cash and assets then constituting the Trust. If, by the termination date, AFCC has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by AFCC for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.
     Section 11. Resignation. Removal and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to AFCC c/o Plan Administrator, Benefits Department, Associates Corporation of North America, (A Texas Corporation), 250 Carpenter Freeway, Irving, Texas 75062, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.
     Section 12. Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.
     Section 13. Amendment or Modification. Subject to the provisions of
Section 2, this Agreement may be amended or modified at any time and from time to time only by an instrument executed by both AFCC and the Trustee. In addition, the Plan may not be amended in any way that might affect the Trustee's responsibilities hereunder without first obtaining the written consent of the Trustee. The Trustee shall not unreasonably withhold its consent to any amendment or modification of this Agreement or the Plan required to obtain or maintain the Trust's qualified status under Section 401(a) of the Internal Revenue Code of 1986. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" to increase the fees without AFCC's consent upon one hundred eighty (180) days written notice to AFCC.
     Section 14. General.
     (a) Employment of Affiliates as Agents for Trustee. The AFCC acknowledges and authorizes that the Trustee may employ its affiliates to act as its agent in the performance of its responsibilities under this Agreement. In particular, AFCC specifically acknowledges and authorizes that the Trustee may employ Fidelity Investments Institutional Operations Company or its successor to perform recordkeeping functions under this Agreement. The expenses and compensation of any such agent shall be paid by the Trustee out of its fees described in Schedule "B" attached hereto.
     (b) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.
     (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other subsequent failure or refusal to so comply.
     (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.
     (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.
     Section 15. Governing Law.
     (a) This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.
     (b) The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.
                                       ASSOCIATES FIRST CAPITAL
                                       CORPORATION



                                       FIDELITY MANAGEMENT TRUST
                                       COMPANY

                            Schedule "A"
                      RECORDKEEPING SERVICES

Administration
* Establishment and maintenance of Participant account and election percentages.
* Maintenance of six plan investment options:
  - Fidelity Magellan Fund - Existing GIC's
  - Fidelity Puritan Fund - Paramount Stock
  - Fidelity Intermediate Bond Fund
  - Fidelity Retirement Money Market Portfolio

* Maintenance of nine money classifications:
  - Employee Before Tax - PST Before Tax
  - Employee After Tax - PST After Tax
  - Rollover - SPST
  - Company Match - Prior
  - Company Profit Sharing

* Processing of mutual fund trades.
 . The Trustee will provide only the recordkeeping services set forth on this Schedule "A" and any others agreed to in writing by the parties.

Processing
- ----------
* Weekly processing of contribution data.
* As received processing of transfers and changes of future allocations via telephone exchange.
* As received processing of withdrawals.

Other
- -----
* Monthly trial balance
* Quarterly administrative reports
* Quarterly participant statements
* 1099Rs and W-2Ps
* Participant Loans
* Performance of Section 401(k) limitation testing upon request. In order to provide this service, the client shall be required to provide the information identified in the Fidelity Discrimination
  Testing Package Guidelines.

ASSOCIATES FIRST CAPITAL               FIDELITY MANAGEMENT TRUST
CORPORATION                            COMPANY

                               Schedule "B"
FEE SCHEDULE

Recordkeeping Fees
 + Annual Participant Fee           $12.00 per Participant (other than
   (See below)                      terminated Participants covered
                                    below), subject to a $7,500.00
                                    annual minimum fee, billed and
                                    payable quarterly.*

 + Terminated Participants whose    $6.00 per Participant billed and
   accounts are distributed, but    payable quarterly and imposed pro
   who must remain on file          rata for each calendar quarter, or
   through calendar year-end        any part thereof that it remains
   for 1099R reporting.             necessary to keep a Participant's
                                    account as a part of the Plan's
                                    records.

 + Additional Fee for Paramount     $2.00 per Participant for 1990,
   Stock                            subject to proration based on the
                                    amount of Paramount Stock sold or
                                    distributed before July 1, 1990.
                                    Thereafter, the parties will
                                    renegotiate this fee for
                                    successive six month periods
                                    prior to the beginning of each
                                    such period.

 + One-Time Implementation Fee      $2.50 per Participant subject to
                                    a $2,500 minimum fee.

 + Participant Loans                $10.00 set-up fee for each loan
                                    and a $15.00 annual maintenance
                                    fee for each loan.

 + Other Fees: extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a Participant's account(s) as part of the Plan's records, e.g. vested, deferred, forfeiture and top-heavy.

Trustee Fees

 + Annual fee equal to 0.2% of the assets based on the last quarterly valuation, subject to a $5,000 maximum fee, billed and payable quarterly.

ASSOCIATES FIRST CAPITAL                  FIDELITY MANAGEMENT TRUST
 CORPORATION                              COMPANY

                             INVESTMENT OPTIONS

In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:
- - Retirement Money Market Portfolio
- - Intermediate Bond Fund
- - Puritan Fund
- - Magellan Fund

The mutual fund advised by Fidelity Management & Research Company referred to in Section 4(c) shall be Retirement Money Market Portfolio.


Associates First Capital Corporation

By: /s/Alan B. Lerner                       7/11/91
    -----------------                       -------
    Alan B. Lerner                          Date

ASSOCIATES CORPORATION OF NORTH AMERICA
(A TEXAS CORPORATION)




July 10, 1991


Mr. Peter Smail
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts 02109


        Associates Retirement Savings and Profit Sharing Plan
        -----------------------------------------------------

Dear Mr. Smail:

This letter is sent to you in accordance with Section 7(b) of the amended and restated Trust Agreement, dated as of December 1, 1989, between Associates First Capital Corporation and Fidelity Management Trust Company. I hereby designate James B. Watts and Harry W. Reynolds, Jr., as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

You may rely upon each designation and certification set forth in this letter until I deliver to you written notice of the termination of the authority of a designated individual.


Very truly yours,

Associates Corporation of North America (A Texas Corporation)

Retirement Savings and Profit Sharing Committee


By:/s/Alan B. Lerner
   -----------------
Alan B. Lerner

 /s/James B. Watts                            /s/ Harry W. Reynolds
- ------------------                            ---------------------
 James B. Watts                               Harry W. Reynolds

ASSOCIATES FIRST CAPITAL CORPORATION


July 10, 1991


Mr. Peter Smail
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts 02109

       Associates Retirement Savings and Profit Sharing Plan
       -----------------------------------------------------

Dear Mr. Smail:

This letter is sent to you in accordance with Section 7(c) of the amended and restated Trust Agreement, dated as of December 1, 1989, between Associates First Capital Corporation and Fidelity Management Trust Company. I hereby designate James B. Watts and Harry W. Reynolds, Jr. as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

You may rely upon each designation and certification set forth in this letter until the Company delivers to you written notice of the termination of the authority of a designated individual.


Very truly yours,


Associates First Capital Corporation

By:/s/Alan B. Lerner
   -----------------
Alan B. Lerner


 /s/James B. Watts                            /s/ Harry W. Reynolds
- ------------------                            ---------------------
 James B. Watts                               Harry W. Reynolds

ASSOCIATES CORPORATION OF NORTH AMERICA
(A TEXAS CORPORATION)



                                                 July 9, 1991


Jacqueline M. White
Fidelity Institutional Retirement
Services Company
82 Devonshire Street - ZR1
Boston, MA 02109

Re: Associates Retirement Savings and Profit Sharing Plan

Dear Ms. White:

In accordance with your request, this letter sets forth my opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code") of the Associates Retirement Savings and Profit Sharing Plan, as amended to the date of this letter (the "Plan").

The material facts regarding the Plan as we understand them are as follows. The Plan was adopted by Associates First Capital Corporation (the "Company") as a successor plan to the Paramount Communications Inc. ("PCI") Savings Plan. The Plan was adopted in and drafted in form almost identical to the PCI Plan, which had received a favorable determination letter for the Internal Revenue Service ("IRS"). The Plan received a transfer of assets from the PCI Plan which occurred in connection with the sale of the Company by PCI. Such transfer included shares of PCI common stock.

The Company has informed me that it intends to submit the Plan to the Dallas District Office, District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but I do not expect any of these modifications to be material. The Company has informed me that it will make these modifications.

Based on the foregoing statements of the Company and my review of the provisions of the Plan and subject to the matters hereafter stated, it is my opinion that the Internal Revenue Service should issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

Jacqueline M. White
July 9, 1991
Page 2

Furthermore, in that the assets are in part invested in common stock issued by the Company or an affiliate, it is my belief that the Plan is an "eligible individual account plan" (as defined under Section 407(d)(3) of ERISA) and that the shares of common stock of the Company held under the Plan are "qualifying employer securities" (as defined under Section 407(d)(5) of ERISA). Finally, it is my opinion that interests in the Plan are not required to be registered under the Securities Act of 1933, as amended.

In rendering this opinion, I have not reviewed any employee census data or control group data for the Company and other members of the controlled group of corporations to which the Company belongs, within the meaning of Section 414(b) of the Code and, therefore, I express no opinion on the various percentage tests which a qualified plan is required to meet under Code Sections 401(a)(4), 401(k) and 410.


                                    Sincerely,


                                    /s/Thomas E. Dale
                                    -----------------
                                    Thomas E. Dale

                    FIRST AMENDMENT TO TRUST AGREEMENT
              BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                  ASSOCIATES FIRST CAPITAL CORPORATION

THIS AMENDMENT, dated as of the first day of February, 1992, by and between Fidelity Management Trust Company (the "Trustee") and Associates First Capital Corporation ("AFCC");

WITNESSETH:

     WHEREAS, the Trustee and AFCC heretofore entered into a trust agreement dated December 1, 1989, with regard to the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan"); and

     WHEREAS, the Trustee and AFCC now desire to amend said trust agreement as provided for in Section 13 thereof;

     Now therefore, in consideration of the above premises the Trustee and AFCC hereby amend the trust agreement by:

     (1) Amending and restating Section 4(c)(ii) in its entirety to read as follows:
          (ii) Participants shall be permitted to direct the Trustee to sell Paramount Stock allocated to such Participant's account in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H". In addition, dividend distributions from Paramount Stock shall be invested according to participant election percentages.

     (2) Amending and restating Section 4(d) in its entirety to read as follows:

          (d) Participant Direction. Each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "H". Any directions made by a Participant using the telephone exchange system shall be treated as a direction made in writing by the Committee for purposes of Section 7 hereafter on which the Trustee may be entitled to rely if the Trustee follows its standard procedures for confirming the identity of the parties and the transactions to be executed. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

     (3) Amending and restating Section 4(e)(iii)(A) in its entirety to read as follows:
          (iii) Execution of Purchases and Sales. (A) Exchanges and sales of Paramount Stock shall be made on the open market in accordance with the Telephone Exchange Guidelines attached hereto as Schedule NH". Such general rules shall not apply in the following circumstances:

          (a) If the Trustee is unable to determine the number of shares required to be sold on such day; or

          (b) If the Trustee is unable to sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

          (c) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from selling any or all of the shares required to be sold on such day.

     In the event of the occurrence of the circumstances described in (a),
(b), or (c) above, the Trustee shall sell such shares as soon as possible thereafter and shall determine the price of such sales to be the average sales price of all such shares sold, respectively. The Trustee may follow directions from the Committee to deviate from the above sale procedures provided that such direction is made in writing by the Committee.

     (4) Amending Section 4(e)(iv)(B)(2) by adding the following sentence:

Participant directions regarding tender offers shall be held in confidence by the Trustee and shall not be divulged to AFCC, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder.

     (5) Adding the following two paragraphs at the beginning of Section 4(f) and numbering the existing paragraph accordingly:

          (f) Mutual Funds. AFCC hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

          (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for Exchanges) shall be made on the date on which the Trustee receives from AFCC in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H".

     (6) Inserting the following paragraph 4(g) immediately after paragraph 4(f) and renumbering subsequent paragraphs accordingly:
(g) Notes. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, (iv) advise the Trustee of the date, amount and payee of the checks to be drawn representing loans, and (v) cancel the notes and other loan documentation when a loan has been paid in full.

     (7) Amending the first sentence of Section 5(b) by changing Section 9 to Section 8.

     (8) Amending and restating Schedule NAN as attached.

     (9) Amending and restating Schedule "C" as attached.

     (10) Adding Schedule "H" as attached.

IN WITNESS WHEREOF, the Trustee and AFCC have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


 ASSOCIATES FIRST                    FIDELITY MANAGEMENT TRUST COMPANY
  CAPITAL CORPORATION

Schedule "A"
ADMINISTRATIVE SERVICES
Administration

* Establishment and maintenance of participant account and election percentages.
* Maintenance of five plan investment options:
- - Fidelity Magellan Fund
- - Fidelity Intermediate Bond Fund
- - Fidelity Puritan Fund
- - Fidelity Money Market Trust: Retirement Money Market Portfolio
- - Paramount - Common Stock

* Maintenance of nine money classifications:
- - Employee Before Tax Contributions
- - Employee After Tax Contributions
- - Rollover
- - Company Match
- - Profit Sharing
- - SPST
- - PST After Tax
- - PST Taxable
- - Prior

* Processing of mutual fund trades.
 . The Trustee will provide only the recordkeeping services set forth on this
 Schedule "A" and any others agreed to in writing by the parties.

Processing
\

* Weekly processing of contribution data.
* Daily processing of transfers and changes of future allocations.
* Processing of withdrawals upon request.
Other

 * Monthly trial balance
 * Quarterly administrative reports
 * Quarterly participant statements
 * 1099-Rs
 * Participant Loans
 * Performance of section 401(k) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.
 * Employee communications describing available investment options, including multimedia informational materials and group presentations.

ASSOCIATES CORPORATION FIDELITY MANAGEMENT TRUST COMPANY

OF
/ Date Senior Vice_/ Date
- --_
Schedule "C"

INVESTMENT OPTIONS

In accordance with Section 4(d), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:
- -Retirement Money Market Portfolio
- -Intermediate Bond Fund
- -Puritan Fund
- -Magellan Fund

The mutual fund advised by Fidelity Management & Research Company referred to in Section 4(c) shall be Retirement Money Market Portfolio.


ASSOCIATES FIRST CAPITAL CORPORATION

                               Schedule "H"
TELEPHONE EXCHANGE PROCEDURES

The following telephone exchange procedures are currently employed by Fidelity Investments Retirement Services Company (FIASCO).

Telephone exchange hours are 8:30 a.m. (EST) to 8:00 p.m. (EST) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                               Mutual Funds
Exchanges Between Mutual Funds

Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m. (EST) will be processed on a next day basis.

                             Paramount Stock

Exchanges from Paramount Stock to Mutual Funds

Participants who wish to exchange out of Paramount Stock into mutual funds may call between Monday and Thursday of each week. No calls will be accepted after 4:00 p.m. (ET) on Thursdays (or the previous business day if Thursday is not a business day).

The Paramount Stock is sold on Friday (or the next business day if Friday is not a business day) and the subsequent purchase into mutual funds will take place five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity. Orders for sales of Paramount Stock must involve 100% of the participant's balance which is held in Paramount Stock.

                               Exchange Restrictions

o Participants will not be permitted to purchase Paramount Stock.


ASSOCIATES CORPORATION OF NORTH AMERICA

                    SECOND AMENDMENT TO TRUST AGREEMENT
              BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                   ASSOCIATES FIRST CAPITAL CORPORATION

THIS SECOND AMENDMENT, effective the first day of January 1993, by and between Fidelity Management Trust Company (the "Trustee") and Associates First Capital Corporation ("AFCC");

WITNESSETH:

WHEREAS, the Trustee and AFCC heretofore entered into a trust agreement dated as of December 1, 1989, with regard to the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan"); and

WHEREAS, the Trustee and AFCC now desire to amend said trust agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises the Trustee and AFCC hereby amend the trust agreement by:

     o Revising Schedules "A" and "C" to add "Fidelity Asset Manager" as an investment option.

     o Replacing Section 4(g) with the following to be effective March 1, 1993:

          (g) Notes. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan. Based on the quarterly interest rate supplied by AFCC in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the participant if so directed by the Administrator. In all cases, such instruction by the Administrator shall be made within thirty
(30) days of the participant's initial request (the origination date).

IN WITNESS WHEREOF, the Trustee and AFCC have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

 ASSOCIATES FIRST CAPITAL                  FIDELITY MANAGEMENT TRUST COMPANY
 CORPORATION

                 THIRD AMENDMENT TO THE TRUST AGREEMENT BETWEEN
                    FIDELITY MANAGEMENT TRUST COMPANY AND
                    ASSOCIATES FIRST CAPITAL CORPORATION

THIS THIRD AMENDMENT, dated as of the first day of July, 1993, by and between Fidelity Management Trust Company (the "Trustee") and Associates First Capital Corporation ("AFCC");

WITNESSETH:

WHEREAS, the Trustee and AFCC heretofore entered into a trust agreement dated December 1, 1989, with regard to the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan"); and

WHEREAS, AFCC has informed the Trustee that the Profit Sharing Plan for Employees of Trans-National Leasing, Inc. has merged with and into the Associates First Capital Retirement Savings and Profit Sharing Plan; and

WHEREAS, the Trustee and AFCC now desire to amend said trust agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises the Trustee and AFCC hereby amend the trust agreement by:

 (1) Amending and restating the second WHEREAS clause in its entirety to read as follows:

WHEREAS, AFCC wishes to establish two trusts: one, for which NationsBank serves as trustee, to hold the plan assets under the Plan invested in the NationsBank Fund; and the other, for which the Trustee serves as trustee, a trust to hold and invest the remaining plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

 (2) Amending and restating Section 4(c)(ii) in its entirety to reflect the deletion of Paramount Stock as an investment option and the addition of Ford Motor Company Stock as follows:

(ii) equity securities of Ford Motor Company which are publicly-traded ("Sponsor Stock").

(3) Amending and restating Section 4(e)in its entirety to read as follows:

(e) Ford Motor Company Stock Fund. Trust investments in Sponsor Stock shall be made via the Ford Motor Company Stock Fund (the "Fund") which shall consist of shares of Sponsor Stock and short-term liquid investments, Including a commingled money market fund ("Fidelity Employee Benefit U.S. Government Reserves Portfolio") maintained by the Trustee, necessary to satisfy the Fund's cash needs for transfers and payments. A cash target range shall be determined in conjunction with AFCC for the cash portion of the Fund . The Trustee is responsible for ensuring that the actual cash held in the Fund falls within the agreed upon range over time. The cash target range may be redetermined if and when AFCC determines it necessary. Each participant's proportional interest in the Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset Value ("NAV") per unit will be determined daily for each unit outstanding of the Fund. The return earned by the Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Fund. Dividends received by the Fund are reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

(i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under Section 4(c) of this Agreement.

(ii) Committee Duty. The Committee shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Committee with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

(iii) Execution of Purchases and Sales. IA) Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from AFCC in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H". Such general rules shall not apply in the following circumstances:

(1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day; or

(2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Committee to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Committee.
(B) Purchases from Ford Motor Company. If directed by AFCC prior to 4:00 p.m. on the trading date, the Trustee may purchase Sponsor Stock from Ford Motor Company, an affiliate of the Sponsor, if the purchase is for adequate consideration (within the meaning Section 3(18) of ERISA) and no commission is charged. If AFCC contributions or contributions made by AFCC on behalf of the participants under the Plan are to be invested in Sponsor Stock, then AFCC may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased by the average of the high and low price of the Sponsor Stock on any national securities exchange on the trading date. Such purchases shall be made in accordance with the separate Purchase Agreement between the Trustee and Ford Motor Company (as attached).

(C) Use of an Affiliated Broker. AFCC hereby authorizes the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

(i) As consideration for such brokerage services, AFCC agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between AFCC and the Trustee. Such fees shall be reviewed by AFCC from time to time.

(ii) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will provide AFCC with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which AFCC may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide AFCC with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan, and the Plan's annualized turnover rate.

(iii) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consumption of such transaction, become the successor broker in accordance with the terms of this authorization provision.

(iv) The Trustee and FBSI shall continue to rely on this authorization provision until notified to the contrary. AFCC reserves the right to terminate this authorization upon sixty (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

(iv) Securities Law Reports. The Committee shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Committee such information on the Trust's ownership of Sponsor Stock as the Committee may reasonably request in order to comply with Federal or state securities laws.

(v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. AFCC, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

(A) Voting.

(1) When the issuer of the Sponsor Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, AFCC shall cause a copy of all materials to be simultaneously sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, AFCC shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Fund. AFCC shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

(2) Each participant with an interest in the Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of section 402 of ERISA, to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to AFCC, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Fund as directed by the participant. The Trustee shall vote shares of Sponsor Stock reflecting a participant's proportional interest in the Fund for which it has received no direction from the participant in the same proportion on each issue as it votes those shares reflecting participants' proportional interest in the Fund for which it received voting directions from participants.

(3) The Trustee shall vote that number of shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock reflecting such participants' proportional interest in the Fund credited to participants' accounts for which the Trustee received voting directions from participants and of which the denominator is the total number of shares of Sponsor Stock reflected in the proportional interests of all participants under the Plan. The Trustee shall vote those shares of Sponsor Stock not credited to participants' accounts which are to be voted by the Trustee pursuant to the foregoing formula in the same proportion on each issue as it votes those shares reflecting participants' proportional interest in the Fund for which it received voting directions from participants. The Trustee shall not vote the remaining shares of Sponsor Stock not credited to participants' accounts.

(B) Tender Offers.

(1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, AFCC shall notify each Plan participant with an interest in such Sponsor Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the Sponsor Stock reflecting such participant's proportional interest in the Fund (both vested and unvested). AFCC shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

(2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and AFCC under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to AFCC, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. The Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Fund for which it has received no direction from the participant.

(3) The Trustee shall tender that number of shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares of Sponsor Stock not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock reflecting participants' proportional interests in the Fund for which the Trustee has received directions from participants to tender (which directions have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of Sponsor Stock reflected in the proportional interests of all participants under the Plan. \

(4) A participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

(5) A direction by a participant to the Trustee to tender shares of Sponsor Stock reflecting the participant's proportional interest in the Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Committee, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C".

(vi) Shares Credited. For all purposes of this Section, the number of shares of Sponsor Stock deemed "credited" or "reflected" to a participant's proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

(vii) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Committee. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote, the right to tender or the right to withdraw such tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Committee.

(viii) Conversion. All provisions in this Section 4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

(4) Inserting a new Section 4(i) immediately after Section 4(h) to read as follows:

NationsBank Fund. Transactions involving the NationsBank Fund shall be executed in accordance with the Operating Procedures attached hereto as Schedule "I".

 (5) Amending and restating the list of investment options on Schedule "A" and "C" as follows:

 - Fidelity Magellan Fund
 - Fidelity Intermediate Bond Fund
 - Fidelity Puritan Fund
 - Fidelity Money Market Trust: Retirement Money Market Portfolio
 - Fidelity Asset Manager
 - Ford Motor Company Stock Fund
 - NationsBank Fund (NationsBank serves as trustee)

 (6) Amending Schedule "B" to reflect the addition of Proxy Mailing Fees as follows:

Proxy Mailings   If Fidelity provides any service (e.g., printing, mailing, tabulation) in connection with Sponsor Stock proxy mailings, Fidelity will be entitled to reasonable compensation for such services.

 (7) Amending and restating Schedules "D", "E", "F" and "H" as attached.

 (8) Adding a new Schedule " I ", Operating Procedures for the NationsBank
Fund.

IN WITNESS WHEREOF, the Trustee and AFCC have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ASSOCIATES FIRST CAPITAL CORPORATION         FIDELITY MANAGEMENT TRUST

                         Schedule "H"

                TELEPHONE EXCHANGE PROCEDURES

The following telephone exchange procedures are currently employed by Fidelity investments Retirement Services Company (FIASCO).

Telephone exchange hours are 8:30 a.m. (EST) to 8:00 p.m. (EST) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                        Mutual Funds

Exchanges Between Mutual Funds

Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m. (EST) will be processed on a next day basis.

               Ford Motor Company Stock Fund

Exchanges Between Mutual Funds and Ford Motor Company Stock Fund

Participants may call on any business day to exchange between the mutual funds and the Ford Motor Company Stock Fund. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m. (EST) will be processed on a next day basis.

Exchange Restrictions

It is the intention of the Trustee to maintain a sufficient liquidity reserve in the Ford Motor Company Stock Fund to meet exchange, redemption or withdrawal requests. However, if there is insufficient liquidity in the Ford Motor Company Stock Fund to allow for same day exchanges, the Trustee will be required to sell shares of the Ford Motor Company Stock Fund to meet the exchange requests. If this occurs, the subsequent exchange into other Plan investment options will take place five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity.


ASSOCIATES FIRST CAPITAL CORPORATION

                        SCHEDULE "I"
              ASSOCIATES FIRST CAPITAL CORPORATION
           RETIREMENT SAVINGS AND PROFIT SHARING PLAN
        NATIONSBANK FUND OPERATING PROCEDURES AGREEMENT

Fidelity Institutional Retirement Service Company (Fidelity) will recordkeep the Associates First Capital Corporation (the "Sponsor") Retirement Savings and Profit Sharing Plan for which NationsBank (the "Trustee") is the Trustee and is invested in the NationsBank Fund (the "Fund"). Fidelity will not be processing any activity in the Fund and will only be maintaining participant balances. The operating procedures governing the NationsBank Fund (the "Fund") are as follows:

Valuation:

The Trustee will fax the Fund valuation, the previous quarter's valuation, to Fidelity by 4:30 p.m. EST on the last day of the calendar quarter. The Trustee will notify Fidelity when the price will be faxed to ensure that the valuation is received and entered to the Fidelity recordkeeping system. The value of participant shares in the Fund will be based solely upon the valuation received from the Trustee. This valuation will not be reviewed by Fidelity. If the valuation is not received by 4:30 EST on the last day of the calendar quarter, the Sponsor directs Fidelity to use the prior quarter's valuation.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss incurred by Fidelity due to a valuation error caused by the Trustee. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to such an error.

Reconciliation:

Fidelity will provide the Sponsor with a monthly trial balance and other reports necessary for the reconciliation of the participant balances maintained by Fidelity to the custodial position maintained by the Trustee.

The Sponsor will notify Fidelity of any material differences between the participant balances and the Fund balance maintained by the Trustee within 30 days of receipt of the monthly trial balance from Fidelity.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss related to balance discrepancies between the participant balances maintained by Fidelity and the custodial balance maintained by the Trustee due to errors caused by the Trustee.

The above procedure and conditions are hereby confirmed by all parties.



Fidelity Institutional
Retirement Services Company        Associates First Capital Corporation

             FOURTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                FIDELITY MANAGEMENT TRUST COMPANY AND
                ASSOCIATES FIRST CAPITAL CORPORATION

THIS FOURTH AMENDMENT, dated as of the first day of January, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Associates First Capital Corporation (the "AFCC");

WITNESSETH:

WHEREAS, the Trustee and the AFCC heretofore entered into a trust agreement dated May 31, 1992, with regard to the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan"); and

WHEREAS, the Trustee and the AFCC now desire to amend said trust agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises the Trustee and the AFCC hereby amend the trust agreement by:

(1) Amending the "Processing" section of Schedule "A" to add the following:
* Daily processing of changes of deferral percentages; provide confirmation of change in deferral percentages within five (5) business days of the request.

IN WITNESS WHEREOF, the Trustee and the AFCC have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


 ASSOCIATES FIRST CAPITAL                        FIDELITY MANAGEMENT
 CORPORATION                                      TRUST COMPANY

                 FIFTH AMENDMENT TO TRUST AGREEMENT
               FIDELITY MANAGEMENT TRUST COMPANY AND
                ASSOCIATES FIRST CAPITAL CORPORATION

THIS FIFTH AMENDMENT, dated as of the first day of January, 1994, by and between Fidelity Management Trust Company (the 'Trustee") and Associates First Capital Corporation (the "AFCC");

WITNESSETH:

WHEREAS, the Trustee and the AFCC heretofore entered into a trust agreement dated May 31, 1992, with regard to the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan"); and

WHEREAS, the Trustee and the AFCC now desire to amend said trust agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises the Trustee and the AFCC hereby amend the trust agreement by:
(1) Amending and restating Schedule "I", in its entirety, as attached.

IN WITNESS WHEREOF, the Trustee and the AFCC have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


 ASSOCIATES FIRST CAPITAL                     FIDELITY MANAGEMENT
 CORPORATION                                 TRUST COMPANY

                          SCHEDULE "I"
              ASSOCIATES FIRST CAPITAL CORPORATION
           RETIREMENT SAVINGS AND PROFIT SHARING PLAN
        NATIONSBANK FUND OPERATING PROCEDURES AGREEMENT

Fidelity Institutional Retirement Service Company ("Fidelity") will recordkeep the Associates First Capital Corporation (the "Sponsor") Retirement Savings and Profit Sharing Plan for which NationsBank (the "Trustee") is the Trustee and is invested in the NationsBank Fund (the "Fund"). The Fund will be recordkept by Fidelity as a single entity and will be priced daily at a constant value of $1.00 per unit. Fidelity will not be processing any activity in the Fund and will only be maintaining participant balances. The operating procedures governing the NationsBank Fund (the "Fund") are as follows:

Valuation:

By the fifth business day after each quarter-end, the Trustee will provide Fidelity with written instructions specifying the total amount of interest and unrealized appreciation/depreciation to be allocated to participants invested in the Fund. The basis for this allocation will be the quarter-end balances in each participant account and will be posted to participant accounts as of the first business day after the quarter-end.
Fidelity assumes no responsibility for any loss incurred due to inaccurate communication of corporate actions or failure to communicate corporate actions by the Trustee.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss incurred by the Plan or Fidelity in the calculation of the monthly income allocation figure. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to this type of error.

Reconciliation:

Fidelity will provide the Sponsor with a monthly trial balance and other reports necessary for the reconciliation of the participant balances maintained by Fidelity to the custodial position maintained by the Trustee.

The Sponsor will notify Fidelity of any material differences between the participant balances and the Fund balance maintained by the Trustee within 30 days of receipt of the monthly trial balance from Fidelity.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss related to balance discrepancies between the participant balances maintained by Fidelity and the custodial balance maintained by the Trustee due to errors caused by the Trustee.

                           SCHEDULE "I"
              ASSOCIATES FIRST CAPITAL CORPORATION
            RETIREMENT SAVINGS AND PROFIT SHARING PLAN
          NATIONSBANK FUND OPERATING PROCEDURES AGREEMENT

Fidelity Institutional Retirement Service Company ("Fidelity") will recordkeep the Associates First Capital Corporation (the "Sponsor") Retirement Savings and Profit Sharing Plan for which NationsBank (the "Trustee") is the Trustee and is invested in the NationsBank Fund (the "Fund"). The Fund will be recordkept by Fidelity as a single entity and will be priced daily at a constant value of $1.00 per unit. Fidelity will not be processing any activity in the Fund and will only be maintaining participant balances. The operating procedures governing the NationsBank Fund (the "Fund") are as follows:

Valuation:

By the fifth business day after each quarter-end, the Trustee will provide Fidelity with written instructions specifying the total amount of interest and unrealized appreciation/depreciation to be allocated to participants invested in the Fund. The basis for this allocation will be the quarter-end balances in each participant account and will be posted to participant accounts as of the first business day after the quarter-end.

Fidelity assumes no responsibility for any loss incurred due to inaccurate communication of corporate actions or failure to communicate corporate actions by the Trustee.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss incurred by the Plan or Fidelity in the calculation of the monthly income allocation figure. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to this type of error.

Reconciliation:

Fidelity will provide the Sponsor with a monthly trial balance and other reports necessary for the reconciliation of the participant balances maintained by Fidelity to the custodial position maintained by the Trustee.

The Sponsor will notify Fidelity of any material differences between the participant balances and the Fund balance maintained by the Trustee within 30 days of receipt of the monthly trial balance from Fidelity.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss related to balance discrepancies between the participant balances maintained by Fidelity and the custodial balance maintained by the Trustee due to errors caused by the Trustee.

The above procedure and conditions are hereby confirmed by the following parties.



Fidelity Institutional Retirement    Associates First Capital Corporation
Services Company

                   SIXTH AMENDMENT TO TRUST AGREEMENT
             BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                  ASSOCIATES FIRST CAPITAL CORPORATION

THIS SIXTH AMENDMENT, dated as of the first day of December, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Associates First Capital Corporation (the "Sponsor");

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated December 1, 1989 with regard to the Associates First Capital Corporation Retirement Savings Profit Sharing Plan {the "Plan"); and

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the trust agreement as provided for in Section 13 thereof by:

  Replacing all references to Fidelity Employee Benefit U.S. Government Reserves Portfolio with the following:

In order to provide the necessary monies for exchanges or redemptions from the GIC or Sponsor Stock Fund investment options, if any, under the Plan, the Sponsor agrees that the Plan shall maintain a liquidity reserve allocated to such investment option in Fidelity Institutional Cash
Portfolios: Money Market Portfolio: Class A or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. The Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Fund shares held in any short-term investment fund or liquidity reserve.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Sixth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


ASSOCIATES FIRST CAPITAL                        FIDELITY MANAGEMENT

CORPORATION                                     TRUST COMPANY

              SEVENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                 FIDELITY MANAGEMENT TRUST COMPANY AND
                 ASSOCIATES FIRST CAPITAL CORPORATION

THIS SEVENTH AMENDMENT, dated as of the first day of August, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Associates First Capital Corporation ("AFCC");

WITNESSETH:

WHEREAS, the Trustee and AFCC heretofore entered into a trust agreement dated December 1, 1989, with regard the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan"); and

WHEREAS, the Trustee and AFCC now desire to amend said trust agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises the Trustee and AFCC hereby amend the trust agreement by:
 (1) Amending and restating the Annual Participant Fee on Schedule "B", to read as follows:

 Effective April 1, 1994:

 Annual Participant Fee                   $8.00 per participant*,
                                          subject to a $7,500 per
                                          year minimum, billed and
                                          payable quarterly.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Seventh Amendment to be executed by their duly authorized officers effective as of the day and year first above written.



 ASSOCIATES FIRST CAPITAL          FIDELITY MANAGEMENT TRUST
 CORPORATION                       COMPANY

             EIGHTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                FIDELITY MANAGEMENT TRUST COMPANY AND
                ASSOCIATES FIRST CAPITAL CORPORATION

THIS EIGHTH AMENDMENT, dated as of the first day of July, 1995, by and between Fidelity Management Trust Company (the "Trustee") and Associates First Capital Corporation (the "AFCC");

WITNESSETH:

WHEREAS, the Trustee and AFCC heretofore entered into a trust agreement dated as of December 1, 1989, with regard to the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the"Plan"); and

WHEREAS, the Trustee and AFCC now desire to amend said trust agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises the Trustee and AFCC hereby amend the trust agreement by:

 (1) Amending and restating Section 4(g), in its entirety, to read as follows:

(g) Notes. The Administrator shall act as Trustee's agent for the participant loan notes and as such shall (i) collect and remit all principal and interest payments to the Trustee and (ii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and the amount of the loan to be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by AFCC, the amount available for the loan. Based on the monthly interest rate supplied by AFCC in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the loan note with the proceed check to the participant. The Trustee shall also distribute truth-in-lending disclosure to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Eighth Amendment to be executed by their duly authorized of officers effective as of the day and year first above written.
ASSOCIATES FIRST CAPITAL FIDELITY MANAGEMENT TRUST CORPORATION 1 - COMPANY
By: ~~ By  >/~/~<

 BY: Date By:  Date
ASSOCIATES CORPORATION OF NORTH AMERICA
(A TEXAS CORPORATION )
 .~@
( James B. Watts

Executive Vices President
April 11, 1995

Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts 02109

Dear Sirs:

I, James B. Watts, acting as a designated individual as set forth in schedule "E" of the Trust Document dated June 28,1993, do further designate the persons listed below as individuals who may provide directions regarding contributions, withdrawals, and other day-to-day operations of The Associates Retirement Savings and Profit Sharing Plan in accordance with
Section 7(b) of the Trust  Agreement.

The signature of each authorized individual is set forth below and certified to be such. Fidelity Management Trust Company may rely upon each designation set forth in this letter until the Company delivers written notice of the termination of the authority of the designated individual.

Regards,


/s/ James B. Watts
James B. Watts

/s/ John A. Lee                    /s/Patricia A. Pitsch
- ---------------                    ---------------------
John  A. Lee                        Patricia A. Pitsch
(name  of designated individual) (name of designated individual)

/s/Rebecca C. Gunderson            /s/ Brenda G. Bond
- -----------------------            ------------------
Rebecca C. Gunderson                 Brenda G. Bond
(name of designated individual) ( name of designated individual)

 /s/ Angela Holzer
- ---------------------------
Angela Holzer
( name of designated individual)

/s/ Tazim Adatia
- --------------------------
Tazim Adatia
(name of designated individual

 .

 ( ( name of designated individual)

                  NINTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                    FIDELITY MANAGEMENT TRUST COMPANY AND
                    ASSOCIATES FIRST CAPITAL CORPORATION

     THIS NINTH AMENDMENT, dated as of the first day of August, 1996, by and between Fidelity Management Trust Company (the "Trustee") and Associates First Capital Corporation ("AFCC");

                          WITNESSETH:

     WHEREAS, the Trustee and AFCC heretofore entered into a Trust Agreement dated December 1, 1989, with regard to the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan, renamed effective June 1, 1995 the Associates Savings and Profit-Sharing Plan (the "Plan"); and

     WHEREAS, the Trustee and AFCC now desire to amend said trust agreement as provided for in Section 13 thereof;

     NOW THEREFORE, in consideration of the premises the Trustee and AFCC hereby amend the trust agreement by:

  (1) Amending and restating Section 4(c)(ii) in its entirety to reflect the addition of Associates First Capital Corporation Stock as an investment option as follows:

       (ii) publicly traded equity securities of Ford Motor
       Company and Associates First Capital Corporation (individually, "Ford Motor Company Stock" or "AFCC Stock", collectively, "Sponsor Stock").

 (2) Amending and restating Section 4(e) to reflect the addition of AFCC Stock Fund as follows:

       (e) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the Ford Motor Company Stock Fund and the AFCC Stock Fund (individually and collectively, the "Stock Fund") which shall consist of shares of Sponsor Stock and short-term liquid investments, including Fidelity Institutional Cash Portfolios: Money Market Portfolio: Class A or such other Mutual Fund or commingled money market pool as agreed to by AFCC and Trustee, necessary to satisfy the Stock Fund's cash needs for transfers and payments. A cash target range shall be determined in conjunction with AFCC for the cash portion of the Stock Fund. The Trustee is responsible for ensuring
      that the actual cash held in the Stock Fund falls within the agreed upon range over time. The cash target range may be redetermined if and when AFCC determines it necessary. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset Value ("NAV") per unit will be determined daily for each unit outstanding of the Stock Fund. The return earned by the Stock Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund. Dividends received by the Stock Fund are reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

          (i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under Section 4(c) of this Agreement.

          (ii) Committee Duty. The Committee shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable
          for any loss, or by reason of any breach, which arises from the directions of the Committee with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

          (iii) Execution of Purchases and Sales. (A) Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from AFCC in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H". Such general rules shall not apply in the following circumstances:

              (1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day; or

              (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

              (3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

          In the event of the occurrence of the circumstances described in
          (1),(2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Committee to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Committee.

              (B) Purchases and Sales from or to Sponsor. If directed by AFCC in writing prior to 4:00 p.m. (ET) on the trading date, the Trustee may purchase or sell AFCC Stock from or to AFCC if the purchase or sale is for adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged.
          If contributions or contributions made by AFCC on behalf of the participants under the Plan are to be invested in AFCC Stock, AFCC may transfer AFCC Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by total amount of AFCC Stock to be purchased or sold by the 4:00 p.m. dividing the closing price of AFCC Stock on the New York Stock Exchange on the trading date.


             (C) Purchases from Ford Motor Company. If directed by AFCC in writing prior to 4:00 p.m. ET on the trading date, the Trustee may purchase Ford Motor Company Stock from Ford Motor Company, an affiliate of AFCC, if the purchase is for adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. If AFCC contributions or contributions made by AFCC on behalf of participants under the Plan are to be invested in Ford Motor Company Stock, then AFCC may transfer Ford Motor Company Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Ford Motor Company Stock to be purchased by the 4:00 p.m. closing price of Ford Motor Company Stock on the New York Stock Exchange on the trading date. Such purchase shall be made in accordance with the separate Purchase Agreement between the Trustee and Ford Motor Company (as attached).

             (D) Use of an Affiliated Broker. AFCC hereby directs the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI")to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                  (1) As consideration for such brokerage services, AFCC agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between AFCC and Trustee. Such fees shall be reviewed by AFCC from time to time.

                 (2) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee
      will provide AFCC with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which AFCC may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide AFCC with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan.

              (3) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consumption of such transaction, become the successor broker in accordance with the terms of this authorization provision.

              (4)  The Trustee and FBSI shall continue to
          rely on this authorization provision until notified to the contrary. AFCC reserves the right to terminate this authorization upon sixty
          (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

     (iv) Securities Law Reports. The Committee shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report.
          The Trustee shall provide to the Committee such information on the Trust's ownership of Sponsor Stock as the Committee may reasonably request in order to comply with Federal or state securities laws.

     (v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. AFCC, after consultation with the Trustee, shall provide and pay for all printing,
          mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

             (A)  Voting.
                 (1) When the issuer of Sponsor Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, AFCC shall cause a copy of all materials to be simultaneously sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, AFCC shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Stock Fund. AFCC shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                 (2) Each participant with an interest in the Stock Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of Section 402 of ERISA, to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to AFCC, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund as directed by the participant. The Trustee shall vote shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant in the same proportion on each issue as it votes those shares reflecting participant's proportional interest in the Stock Fund for which it received voting directions from participants.

             (3) The Trustee shall vote that number of shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock reflecting such participants' proportional interest in the Stock Fund credited to participants' accounts for which the Trustee received voting directions from participants and of which the denominator is the total number of shares of Sponsor Stock reflected in the proportional interests of all
          participants under the Plan. The Trustee shall vote those shares of Sponsor Stock not credited to participants' accounts which are to be voted by the Trustee pursuant to the foregoing formula in the same proportion on each issue as it votes those shares reflecting participants' proportional interest in the Stock Fund for which it received voting directions from participants. The Trustee shall not vote the remaining shares of Sponsor Stock not credited to participants' accounts.

               (B)  Tender Offers.

                   (1)  Upon commencement of a tender offer for
          any securities held in the Trust that are Sponsor Stock, AFCC shall notify each Plan participant with an interest in such Sponsor Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same is distributed to shareholders of the issuer of Sponsor Stock in information that connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the Sponsor Stock reflecting such participant's proportional interest in the Stock Fund(both vested and unvested). AFCC shall provide the Trustee with a copy of any material provided to the participants and shall certify to
          the Trustee that the materials have been mailed or otherwise sent to participants.

                         (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and AFCC under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to AFCC, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. The Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

              (3)  The Trustee shall tender that number of
          shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares of Sponsor Stock not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock reflecting participants' proportional interests in the Stock Fund for which the Trustee has received directions from participants to tender (which directions have not been withdrawn as of the date of this determination)and of which the denominator is the total number of shares of Sponsor Stock reflected in the proportional interests of all participants under the Plan.

              (4)  A participant who has directed the
          Trustee to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the
          Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants'
accounts
          have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                         (5)  A direction by a participant to the
          Trustee to tender shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The
          Trustee
          shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Committee, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C".

     (vi) Shares Credited. For all purposes of this Section, the number of shares of Sponsor Stock deemed "credited" or "reflected" to a participant's proportional interest shall be determined as of the last preceding valuation date.
          The trade date is the date the transaction is valued.


    (vii) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Committee. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Committee.

    (viii) Conversion. All provisions in this Section 4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

              (3) Adding the following to the "investment options" portion of Schedules "A" and "C":

                         AFCC Stock Fund

              (4)  Amending Schedule "B" by adding the following fee:

               * To the extent that assets are invested in AFCC Stock Fund, 0.10% per year payable pro rata quarterly on the basis of such assets the Trust as of the calendar quarter's last valuation date, but no less than $10,000.00 nor more than $35,000.00 per year.

               (5)  Amending and restating Schedule "H" as attached.



  IN WITNESS WHEREOF, the Trustee and AFCC have caused this Ninth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


     ASSOCIATES FIRST CAPITAL                 FIDELITY MANAGEMENT TRUST
     CORPORATION                              COMPANY

                         Schedule "H"

                 TELEPHONE EXCHANGE PROCEDURES


The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                         Mutual Funds

    Exchanges Between Mutual Funds

    Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.


                      Sponsor Stock Fund

I.   Exchanges Between Mutual Funds and Sponsor Stock Fund

           Participants may call on any business day to exchange between the mutual funds and the applicable Stock Funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

      II.   Exchange Restrictions

     Investments in the Stock Funds will consist primarily of shares of the applicable Sponsor Stock. However, in order to satisfy daily participant requests for exchanges, loans and withdrawals, the Stock Funds will also hold cash or other short-term liquid investments in an amount that has been agreed to in writing by AFCC and the Trustee. The Trustee will be responsible for ensuring that the percentage of these investments falls within the agreed upon range over time. However, if there is insufficient liquidity in the AFCC Stock Fund or the Ford Motor Company Fund, as applicable, to allow for such activity, the Trustee will sell shares of applicable Sponsor Stock in the open market. Exchange and redemption transactions will be processed as soon as proceeds from the sale of applicable Sponsor Stock are received.


ASSOCIATES FIRST CAPITAL CORPORATION


By:  _______________________
                  Date